         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 2002.
                                                       REGISTRATION NO. 333-____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 MATRITECH, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                     04-2985132
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                330 NEVADA STREET
                                NEWTON, MA 02460
                                 (617) 928-0820

               (Address of Principal Executive Offices) (Zip Code)

                                ----------------

                      2002 STOCK OPTION AND INCENTIVE PLAN
                  2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                        2002 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                                ----------------

                                STEPHEN D. CHUBB
                      Chairman and Chief Executive Officer
                                 MATRITECH, INC.
                                330 Nevada Street
                                Newton, MA 02460
                                 (617) 928-0820
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                    Copy to:
                               Rufus C. King, Esq.
                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                Boston, MA 02110
                                 (617) 248-7000


                         CALCULATION OF REGISTRATION FEE


===================================================================================================================
Title of Securities              Amount to be     Proposed Maximum       Proposed Maximum
to be Registered                 Registered(1)    Offering Price Per     Aggregate Offering    Amount of
                                                  Share(2)               Price                 Registration
                                                                                               Fee (3)
----------------------------------------------- -------------------------------------------------------------------
2002 STOCK OPTION AND
INCENTIVE PLAN Common Stock,        2,000,000     $2.39                  $4,780,000             $439.76
$.01 par value per share
-------------------------------------------------------------------------------------------------------------------
2002 NON-EMPLOYEE DIRECTOR
STOCK OPTION PLAN                     965,000     $2.39                  $2,306,350             $212.18
Common Stock, $.01 par value
per share
-------------------------------------------------------------------------------------------------------------------
2002 EMPLOYEE STOCK PURCHASE
PLAN                                  225,000     $2.39                  $  537,750             $ 49.47
Common Stock, $.01 par value
per share
===================================================================================================================

--------------------

(1) In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock splits, stock dividends or similar transactions.

(2) The price of $2.39 per share, which is the average of the high and low prices of the Common Stock of the Registrant reported on the Nasdaq National Market on July 11, 2002, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h).

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors and others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed by Matritech, Inc. (the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration
Statement:

         (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, which contains audited financial statements for the fiscal year ended December 31, 2001. After reasonable efforts, the Registrant is unable to obtain the consent of Arthur Andersen LLP to the incorporation into this registration statement of their report with respect to the consolidated financial statements of the Registrant which appeared in its Annual Report on Form 10-K for the year ended December 31, 2001. Under these circumstances, Rule 437a under the Securities Act of 1933, as amended (the "Securities Act"), permits the Registrant to dispense with the requirement to file such written consent in reliance on Rule 437a. Because Arthur Andersen LLP has not consented to the inclusion of their reports included or made a part of this Registration Statement, stockholders will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the consolidated financial statements for the year ended December 31, 2001, audited by Arthur Andersen or any omissions to state a material fact required to be stated therein. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from Arthur Andersen's provision of auditing and other services to the Registrant) may be limited as a practical matter due to recent events involving Arthur Andersen.

         (b) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2002, as filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, which contains unaudited financial statements for the fiscal quarter ended March 31, 2002. Please see the disclosure required under Securities Act Rule 437a in paragraph (a) of this Item 3, above.

         (c) The description of the Registrant's common stock, $.01 par value per share, contained in the section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's registration statement on Form 8-A filed with the Commission on March 10, 1992, including any amendment or report filed for the purpose of updating the description of the Registrant's Common Stock.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to the provisions of Section 145 of the Delaware General Corporation Law ("DGCL"), the Registrant has the power to indemnify certain persons, including its officers and directors, under stated circumstances and subject to certain limitations, for liabilities incurred in connection with services performed in good faith for the Registrant or for other organizations at the request of the Registrant.

         Article Seventh of the Registrant's Amended and Restated Certificate of Incorporation provides that no director of the Registrant shall be liable for monetary damages for breach of fiduciary duty, except to the extent that the DGCL prohibits the elimination of liability of directors for breach of fiduciary duty.

         Article Twelfth of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him or her by virtue of his or her position as a director or officer of the Registrant if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him or her by virtue of his or her position as a director or officer of the Registrant if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses.

         Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he or she is required to be indemnified by the Company against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his or her request, provided that he or she undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

         Article Twelfth of the Company's Amended and Restated Certificate of Incorporation, as amended, further provides that the indemnification provided therein is not exclusive and provides that in the event that the DGCL is amended to expand or limit the indemnification permitted to directors or officers, the Company must indemnify those persons to the fullest extent permitted by such law, as so amended.

         In addition to the indemnification provided by Section 145 of the DGCL, the Company has entered into an Indemnity Agreement with each of its directors pursuant to which the Company agrees to indemnify that director for (1) all expenses, liabilities, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any legal action, suit or proceeding against the director by reason of the fact that he or she was an agent of the Company if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceedings had no reasonable cause to believe his or her conduct was unlawful, and (2) all expenses incurred in connection with the investigation, defense, settlement or appeal of any legal action or proceeding brought against the director by or in the right of the Company by reason of any action taken or not taken by him or her in his or her capacity as a director of the Company if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. The Company is not obligated under the terms of the Indemnity Agreements to indemnify its directors (a) for expenses or liabilities paid directly to the directors by directors' and officers' insurance, (b) on account of any claims against the directors for an accounting of profits made from the purchase or sale by directors of securities of the Company pursuant to Section 16(b) of the Securities Act (c) if indemnification would not be lawful.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

 EXHIBIT
  NUMBER                        DESCRIPTION OF EXHIBIT
--------                        ----------------------

 4.1 Specimen Common Stock Certificate (filed as Exhibit 4.2 to the Registrant's Registration Statement No. 33-46158) and incorporated herein by reference).

 4.2 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

 4.3 Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

 4.4 Certificate of Amendment dated June 16, 1994, of Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.3 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

 4.5 Certificate of Amendment dated June 5, 1995, of Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.4 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

 4.6 Certificate of Amendment dated June 26, 2002, of Amended and Restated Certificate of Incorporation of the Registrant, filed herewith

 4.7      2002 Stock Option and Incentive Plan, filed herewith

 4.8      2002 Non-employee Director Stock Option Plan, filed herewith

 4.9      2002 Employee Stock Purchase Plan, filed herewith

 5.1 Opinion of Testa, Hurwitz & Thibeault regarding legality, LLP, filed herewith

23.1 Consent of Arthur Andersen LLP, Independent Public Accountants (omitted pursuant to Rule 437a)

23.2 Consent of Testa Hurwitz & Thibeault, LLP (included in opinion filed as Exhibit 5.1)

24.1 Power of Attorney (included as part of the signature page to this Registration Statement)



ITEM 9. UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on this 17th day of July, 2002.


MATRITECH, INC.

By:  /s/ Stephen D. Chubb
------------------------------------
STEPHEN D. CHUBB
Director, Chairman and Chief
Executive Officer



                [the remainder of this page has been left blank]

                        POWER OF ATTORNEY AND SIGNATURES

            The undersigned officers and directors of Matritech, Inc., hereby constitute and appoint Stephen D. Chubb and David L. Corbet, and each of them singly, our true and lawful attorneys-in-fact, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Matritech, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                  TITLE                                  DATE
             ---------                                  -----                                  ----
/s/ Stephen D. Chubb                 Director, Chairman and Chief Executive Officer       July 11, 2002
----------------------------------   (Principal Executive Officer)
    STEPHEN D. CHUBB


/s/ David L. Corbet                  Director, President and Chief Operating Officer      July 11, 2002
----------------------------------
    DAVID L. CORBET


/s/ John S. Doherty, Jr.             Vice President, Chief Financial Officer and          July 11, 2002
----------------------------------   Treasurer (Principal Accounting and Financial
    JOHN S. DOHERTY, JR.             Officer)


/s/ Judith Kurland                   Director                                             July 15, 2002
----------------------------------
    JUDITH KURLAND


/s/ David Rubinfien                  Director                                             July 10, 2002
----------------------------------
    DAVID RUBINFIEN


/s/ T. Stephen Thompson              Director                                             July 12, 2002
----------------------------------
    T. STEPHEN THOMPSON


/s/ C. William Zadel                 Director                                             July 12, 2002
----------------------------------
    C. WILLIAM ZADEL

EXHIBIT INDEX

 EXHIBIT
  NUMBER                           DESCRIPTION OF EXHIBIT
 -------                           ----------------------

 4.1 Specimen Common Stock Certificate (filed as Exhibit 4.2 to the Registrant's Registration Statement No. 33-46158) and incorporated herein by reference).

 4.2 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

 4.3 Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

 4.4 Certificate of Amendment dated June 16, 1994, of Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.3 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

 4.5 Certificate of Amendment dated June 5, 1995, of Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.4 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

 4.6 Certificate of Amendment dated June 26, 2002, of Amended and Restated Certificate of Incorporation of the Registrant, filed herewith

 4.7      2002 Stock Option and Incentive Plan, filed herewith

 4.8      2002 Non-employee Director Stock Option Plan, filed herewith

 4.9      2002 Employee Stock Purchase Plan, filed herewith

 5.1 Opinion of Testa, Hurwitz & Thibeault, LLP, regarding legality filed herewith

23.1 Consent of Arthur Andersen LLP, Independent Public Accountants (omitted pursuant to Rule 437a)

23.2 Consent of Testa Hurwitz & Thibeault, LLP (included in opinion filed as Exhibit 5.1)

24.1 Power of Attorney (included as part of the signature page to this Registration Statement)